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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                                                                   EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                          1-Sep-99                30-Sep-99
                                                Distribution Date:                         15-Oct-99

                                                                                                             Per $1,000 of
                                                                                                               Original
Statement for Class A and Class B Certificateholders Pursuant                                               Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                    Certificate Amount
                                                                                                           ------------------

(i)     Principal Distribution
           Class A Certificate Amount                                                $  3,974,339.34         $  10.35405079
           Class B Certificate Amount                                                $    299,143.82         $  10.35386335

(ii)    Interest Distribution
           Class A Certificate Amount                                                $    214,508.53         $   0.55884312
           Class B Certificate Amount                                                $     16,774.53         $   0.58059428

(iii)   Servicing Fee                                                                $     35,760.80         $   0.08664330

(iv)    Class A Certificate Balance (after principal distributions)                  $ 35,934,224.86
        Class A Pool Factor (after principal distributions)                                0.0936168
        Class B Certificate Balance (after principal distributions)                  $  2,705,249.53
        Class B Pool Factor (after principal distributions)                                0.0936332

(v)     Total Pool Balance (end of Collection Period)                                $ 38,639,474.39

                                                                                     Current Period            Cumulative
                                                                                     ---------------         --------------

(vi)    Defaulted Receivables                                                        $    144,375.39         $ 8,658,191.98
        Liquidation Proceeds                                                              140,552.87           5,153,952.39
                                                                                     ---------------         --------------
        Aggregate Net Losses                                                         $      3,822.52         $ 3,504,239.59
                                                                                     ===============         ==============

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                         $             -
           Interest Portion                                                          $             -

(viii)  Class A Interest Carryover Shortfall                                         $             -
        Class B Interest Carryover Shortfall                                         $             -
        Class A Principal Carryover Shortfall                                        $             -
        Class B Principal Carryover Shortfall                                        $             -

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                 $  6,191,038.65

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                            $  6,191,038.65


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